Exhibit 99.02

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Jim Hinrichs
	(614) 757-3690		(614) 757-7828
	jim.mazzola@cardinal.com		jim.hinrichs@cardinal.com

CARDINAL HEALTH CHAIRMAN PROVIDES UPDATE ON COMPANY
PERFORMANCE, FISCAL 2005 OUTLOOK

DUBLIN, Ohio, April 1, 2005 — In a presentation to investors today, Chairman and CEO Robert D. Walter reviewed the performance of Cardinal Health’s business segments and provided an update to the company’s fiscal year 2005 earnings-per-share guidance.

In the presentation, filed this morning with the Securities and Exchange Commission, Mr. Walter said short-term earnings volatility — driven primarily by vendor margin volatility in the company’s pharmaceutical distribution business and a lag in the installation of committed contracts for Pyxis products — will result in approximately 10 cents per-share risk to the lower end of its previously provided guidance range. The company said on Feb. 4 that it expected earnings per share for fiscal 2005 to be $3.20 to $3.40, excluding special items and non-recurring charges.

The company continues to expect earnings per share for fiscal 2006 to grow at a rate considerably above its long-term growth goal of mid-teens or better, excluding special items and non-recurring charges.

Mr. Walter also said the goal Cardinal Health set, to reach agreements that convert a majority of its targeted fiscal 2006 branded pharmaceutical vendor margin to non-contingent measures, was effective in focusing discussions with manufacturers. Furthermore, he said he is pleased with the progress and status of ongoing negotiations with pharmaceutical manufacturers, that a more detailed update would be provided when the company announces third-quarter results on April 29, and that Cardinal Health does not anticipate disruptions in supply to its customers based on the status of current negotiations.

Mr. Walter’s full presentation may be found on the Investor page at
www.cardinalhealth.com.

About Cardinal Health

Cardinal Health, Inc. (www.cardinalhealth.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care.

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Cardinal Health Chairman Provides Update on Company Performance, Fiscal 2005
Outlook

Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $65 billion.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, the impact of previously announced restatements, difficulties in opening new facilities or fully utilizing existing capacity, difficulties and uncertainties associated with business model transitions, including the conversion of margin generated from branded pharmaceutical manufacturers to non-contingent consideration, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.